EXHIBIT 99.6


            Prepared Remarks for Avocent Corporation Conference Call
                  Monday, April 9, 2007, 7:00 a.m. Central time

         Following operator introduction of Samuel F. Saracino, Avocent Corporation's Executive Vice President for Legal and Corporate Affairs, General Counsel, and Secretary:

Mr. Saracino:
-------------

Thank you and good morning. Welcome to Avocent Corporation's conference call.

I want to remind all participants that this call will contain forward-looking statements. These include:

     o statements regarding future business prospects, capital spending, and economic conditions in general;

     o statements relating to Avocent's revenue and sales (including our current revenue estimate for the first quarter of 2007), our sales expectations, the seasonality of our business, our customers and their budgets, our channel partners, and our products, product positioning, product pipeline, and product roadmaps;

     o statements relating to the integration of the operations, products, and technologies of the companies we have acquired, and the future revenue attributable to them; and

     o statements about virtualization and other IT trends, the development and introduction of new products and technologies, the size, growth, and leadership of the potential markets for these products and technologies, and the timing of future revenue related to them.

These forward-looking statements are based on current expectations that involve a number of risks and uncertainties, which could cause our actual results to differ materially. These risk factors are described in our periodic SEC filings (including our Annual Report on Form 10-K).

         As we have previously stated, Avocent Corporation intends to comply fully with Regulation FD and we have adapted our investor relations practices and procedures to do so. Any and all guidance given to analysts and investors will be done only during this conference call--either in our prepared statements or during the question and answer session that follows. Accordingly, we encourage you to ask any questions you have concerning Avocent, or our business or prospects, during this conference call since we will not be providing additional material commentary or guidance during one-on-one conversations with analysts or investors.

         I would now like to introduce John Cooper, Avocent Corporation's
Chairman and Chief Executive Officer.  John....

Mr. Cooper:
-----------

         Thanks, Sam. Good morning everyone and thank you for taking the time to talk with us so early on the morning after Easter. I'm sure that you have been able to read our press release by now so you know that our first quarter did not turn out as we had anticipated. While the numbers speak for themselves, we believe some explanation is appropriate to place things in the appropriate context.

         After three consecutive years with the first quarter falling short of our expectations, we must acknowledge the possibility that our business has become more seasonal than our historical forecasting techniques take into account. Given that we were slower than we expected across all significant areas of our business--hardware and software, branded and OEM, divisions and geography--one could conclude that our forecasting process set the bar higher than was reasonable to expect. This proposition becomes even more reasonable when you consider that the previous two years saw the last nine months be very strong after slower than expected first quarters. So, I think changes in seasonality do account for a meaningful part of the shortfall, but I also think we need to consider "the rest of the story" as Paul Harvey would say.

         Let's remember two facts about our business that we have repeated many times. First, our first quarter always starts slowly and we are always dependent on a strong March to produce the results we expect. Second, we are a "book and ship business", meaning that backlog normally is not significant and most orders are shipped relatively soon after they are received.

         Bearing in mind that we are a "book and ship" business and may have set our expectations too high, "the rest of the story" was that deals in our pipeline did not close in March to the extent we had expected. The problem was not the pipeline itself or the tone of business broadly. Simply put, we experienced more delay from customers to actually close deals than we expected.

         I think a number of factors converged to create a pause in our customer base during the first quarter. One obvious factor is the broad sluggishness in capital spending which was much lower than expected in January and February. In addition, a number of forecasts of capital spending have been lowered in recent weeks, including some relating to the IT market. We have not seen budget reductions in our customer base, so I suspect some of the delays we experienced in March reflected a normal "wait and see" attitude amplified to some extent by macro-economic conditions.

         Another factor some of you probably are wondering about is whether virtualization is affecting our business. We are convinced that the virtualization trend will be good for Avocent over the longer term as the challenges of securely managing a more complex virtualized environment increase. We have detailed virtualization roadmaps for both our Management Systems and LANDesk divisions and expect to have several product announcements on that front later in the year. I am aware that some of you believe virtualization has reduced our growth to some extent in recent quarters by reducing the overall number of servers shipped. However, even accepting that assertion as correct, we saw no significant change in the pace of virtualization adoption during the quarter so we don't believe virtualization by itself would account for the delays we experienced. On the other hand, some subset of the organizations trying to resolve their virtualization strategy may have put off purchasing decisions pending a final decision on their approach.

         Another factor that we have heard mentioned that might lead to slowness in the IT market is the introduction of Vista. Let me be clear that we understand that Vista migration is still in its early stages and is not a broad trend just yet. We also have said before that we think Vista will be good for our business and the IT sector broadly. However, at the edges we may have seen delays in overall IT buying by some organizations in the first quarter while they decide on their strategy with respect to migration to Vista.

         There have been other, less obvious reasons proposed as to why things paused in the first quarter. For example, we even heard a theory that a number of companies put off purchasing decisions while they dealt with the challenges of the early conversion to daylight savings time. When I first heard it, I thought that one was a little far-fetched. However, when I checked with our IT folks, they told me it was a challenge--not just until the initial conversion but even until the regular switch-over date passed as they worried whether something had been missed in the patches dealing with the problem. In some cases, something seemingly as routine as this appears in hindsight often is enough to create uncertainty and delay in normal activities.

         While we may never actually know the specific reasons, my own feeling is that some combination of these factors caused the delays we experienced. The good news at this point is that the deals we didn't close haven't gone away and budgets have not been cancelled. Our pipeline remains strong. Our sales force and our channel partners have a positive outlook on the market. While we will not be in a position to provide guidance for the second quarter until our regular earnings release conference call, the first roll-ups of sales expectations look encouraging. Our products remain well positioned for the markets we serve. So, while we are disappointed with our first quarter results, we remain optimistic about our business prospects during 2007.

         Now, operator, if you are ready, we'll take questions from the participants.